Exhibit 99.1

FOR IMMEDIATE RELEASE

March 7, 2011

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX HOSTS ANALYST CONFERENCE THURSDAY, MARCH 31

DALLAS, March 7, 2011 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) will host an analyst conference on Thursday, March 31, 2011, from 8:00 a.m. — noon Central time in Dallas. The meeting will be broadcast live via conference call or webcast for those unable to attend.

Crosstex’s senior management team, led by President and Chief Executive Officer Barry E. Davis, will provide an in-depth operational and financial update, including discussions about business accomplishments, industry trends and market opportunities. Executive Vice President and Chief Financial Officer William W. Davis will provide additional details about 2011 guidance.

The dial-in number to listen to the live broadcast via conference call is 1-888-713-4215. Callers outside the United States should dial 1-617-213-4867. The passcode for all callers is 41277676. Callers are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PG6Y9QYYL. Preregistrants will be issued a pin number to use when dialing in to the live broadcast, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access a live webcast of the conference on the Investors page of Crosstex’s website at www.crosstexenergy.com.

After the conference, a replay can be accessed until June 30, 2011, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 65592407. Interested parties also can visit the Investors page of Crosstex’s website to listen to a replay of the conference.

-more-

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, nine processing plants and three fractionators. The Partnership currently provides services for 3.2 billion cubic feet of natural gas per day, or approximately six percent of marketed U.S. daily production.

Crosstex Energy, Inc. owns the two percent general partner interest, a 25 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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